Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:
Mike Vaishnav
Senior Vice President Corporate Finance & Treasurer
SYNNEX Corporation
Telephone: (510) 668-3533

SYNNEX Corporation Reports Fiscal 2017 Fourth Quarter and Full Year Results
Company Reports Record Quarterly and Annual Revenue, Operating and Net Income
Increased Quarterly Cash Dividend by 17% to $0.35 Per Share

Fremont, Calif., - January 9, 2018 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal fourth quarter and fiscal year ended November 30, 2017.

	Q4 FY17	Q4 FY16	Net change
Revenue ($M)	$5,312	$3,887	36.7%
Operating income ($M)	$159.9	$130.6	22.4%
Non-GAAP operating income ($M)(1)	$192.9	$156.1	23.6%
Operating margin	3.01%	3.36%	(35) bps
Non-GAAP operating margin(1)	3.63%	4.02%	(39) bps
Net income attributable to SYNNEX Corporation ($M)	$91.1	$85.3	6.7%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(1)	$112.4	$102.9	9.2%
Diluted EPS	$2.26	$2.13	6.1%
Non-GAAP Diluted EPS(1)	$2.79	$2.57	8.6%
(1) Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, the amortization of intangible assets and the related tax effects thereon. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.
“Our record financial performance continued in the fourth quarter, driven by strong demand in both segments. The organic investments and strategic acquisitions we made throughout 2017 enhanced our capabilities and offerings and enabled us to grow market share,” said Kevin Murai, President and Chief Executive Officer.

Fiscal 2017 Fourth Quarter Highlights:

•
Technology Solutions: Revenue was $4.8 billion, up 41.0% from the prior fiscal year quarter. Adjusting for the Westcon-Comstor acquisition and the translation effect of foreign currencies, the Technology Solutions business grew by 22.0% over the prior year. Technology Solutions generated operating income of $112.2 million, or 2.35% of segment revenue, compared to $92.6 million, or 2.73% of segment revenue, in the fiscal fourth quarter of 2016. Non-GAAP operating income was $128.2 million, or 2.68% of segment revenue, in the fiscal fourth quarter of 2017, compared to $93.3 million, or 2.75% of segment revenue, in the fiscal fourth quarter of 2016.

•
Concentrix: Revenue was $534.4 million, an increase of 6.8% over the fiscal fourth quarter of the prior year. Adjusting for the translation effect of foreign currencies, Concentrix revenue increased by 5.8% over the prior year. Operating income was $47.6 million, or 8.91% of segment revenue, compared to $38.0 million, or 7.60% of segment revenue in the prior fiscal year quarter. Non-GAAP operating income was $64.7 million, or 12.11% of segment revenue, in the fiscal fourth quarter of 2017, compared to $62.8 million, or 12.55% of segment revenue, in the fiscal fourth quarter of 2016.

•	The trailing fiscal four quarters Return on Invested Capital ("ROIC") was 10.3% consistent with the prior fiscal year fourth quarter. The adjusted trailing fiscal four quarters ROIC was 11.3%.

•	The debt to capitalization ratio was 45.9%, up from 32.7% in the prior fiscal year fourth quarter, primarily as a result of the Westcon-Comstor acquisition.

•	Depreciation and amortization were $21.6 million and $29.9 million, respectively.

•	Cash generated from operations was approximately $250 million for the quarter.

	FY17	FY16	Net change
Revenue ($M)	$17,046	$14,062	21.2%
Operating income ($M)	$509.0	$379.6	34.1%
Non-GAAP operating income ($M)(1)	$592.9	$449.7	31.8%
Operating margin	2.99%	2.70%	29 bps
Non-GAAP operating margin(1)	3.48%	3.20%	28 bps
Net income attributable to SYNNEX Corporation ($M)	$301.2	$234.9	28.2%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(1)	$355.6	$281.2	26.4%
Diluted EPS	$7.51	$5.88	27.7%
Non-GAAP Diluted EPS(1)	$8.86	$7.04	25.9%
(1) Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.
Fiscal 2017 Highlights:

•
Technology Solutions: Revenue was $15.1 billion, up 20.7% from the prior fiscal year. Adjusting for the Westcon-Comstor acquisition and the translation effect of foreign currencies, the Technology Solutions business grew by 15.5% over the prior fiscal year. Technology Solutions operating income was $394.3 million, or 2.62% of segment revenue compared to $315.5 million, or 2.53% of segment revenue, in fiscal 2016. Non-GAAP operating income was $413.0 million, or 2.74% of segment revenue, in fiscal 2017, compared to $318.1 million, or 2.55% of segment revenue, in fiscal 2016.

•
Concentrix: Revenue was $2.0 billion, an increase of 25.3% over the prior fiscal year. Adjusting for the translation effect of foreign currencies, Concentrix revenue grew 25.5% over the prior fiscal year. Operating income was $114.6 million, or 5.76% of segment revenue, compared to $63.9 million, or 4.02% of segment revenue in the prior fiscal year. Non-GAAP operating income was $179.9 million, or 9.04% of segment revenue, in fiscal 2017, compared to $131.4 million, or 8.27% of segment revenue, in fiscal 2016.

•	Depreciation and amortization were $80.7 million and $79.2 million, respectively.

•	Cash generated from operations was approximately $170 million for the year.

Fiscal 2018 First Quarter Outlook:
The following statements are based on SYNNEX’s current expectations for the fiscal 2018 first quarter. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, the amortization of intangibles and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $4.35 billion to $4.55 billion.

•	Net income is expected to be in the range of $64.0 million to $67.8 million and on a Non-GAAP basis, net income is expected to be in the range of $83.2 million to $87.0 million.

•	Diluted earnings per share is expected to be in the range of $1.58 to $1.68 and on a Non-GAAP basis, diluted earnings per share is expected to be in the range of $2.06 to $2.15.

•	After-tax amortization of intangibles is expected to be $19.2 million, or $0.48 per share.

•	The tax rate is expected to be in the range of 30% to 31%.

Dividend Announcement
SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.35 per common share. The dividend is payable on January 31, 2018 to stockholders of record as of the close of business on January 19, 2018. The SYNNEX Board of Directors will assess the dividend on an annual basis each January. In addition to the increased dividend, SYNNEX expects that the anticipated benefit associated with the 2017 US tax reform law will be utilized for business investment and debt reduction.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (800) 369-1162 in North America or (415) 228-5007 outside North America. The passcode for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded where it will be archived for one year.
About SYNNEX Corporation
SYNNEX Corporation (NYSE:SNX) is a Fortune 500 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement strategy to a broad range of enterprises. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Concentrix, a wholly-owned subsidiary of SYNNEX Corporation, offers a portfolio of strategic solutions and end-to-end business services around customer engagement strategy, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at www.synnex.com.
Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), non-GAAP net income attributable to SYNNEX Corporation, and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition-related and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon.
Additionally, SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Financial results adjusted for currency are calculated by translating current period activity in the transaction currency using the comparable prior year periods’ currency conversion rate. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.
Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings (excluding book overdraft) and equity, net of cash and cash equivalents in the United States. Adjusted ROIC is calculated by excluding the tax effected impact of acquisition-related and integration expenses, restructuring costs and the amortization of intangibles from operating income and equity.

SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of SYNNEX’ non-GAAP financial information to GAAP is set forth in the supplemental information section at the end of this press release.

Safe Harbor Statement
Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding SYNNEX’ expectations and outlook for the fiscal 2018 first quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, tax rate, after-tax amortization of intangibles and acquisition-related and integration expenses, currency impact, the frequency and occurrence of dividend declarations and assessments, the anticipated benefits of recent acquisitions, and the anticipated benefits of the non-GAAP financial measures, and anticipated tax savings due to the 2017 US tax reform law and use for dividends, business investment and debt reduction, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2016 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2018 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	November 30, 2017	November 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$550,688	$380,717
Restricted cash	5,837	6,265
Short-term investments	5,475	5,109
Accounts receivable, net	2,846,371	1,756,494
Receivable from related parties	77	102
Inventories	2,162,626	1,741,734
Other current assets	168,704	104,609
Total current assets	5,739,778	3,995,030
Property and equipment, net	346,589	312,716
Goodwill	872,641	486,239
Intangible assets, net	583,051	298,550
Deferred tax assets	31,687	58,564
Other assets	124,780	64,182
Total assets	$7,698,526	$5,215,281

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$805,471	$362,889
Accounts payable	2,626,720	1,683,155
Payable to related parties	16,888	30,679
Accrued compensation and benefits	204,665	165,585
Other accrued liabilities	354,104	217,127
Income taxes payable	33,359	17,097
Total current liabilities	4,041,207	2,476,532
Long-term borrowings	1,136,089	601,095
Other long-term liabilities	124,008	103,217
Deferred tax liabilities	113,527	58,639
Total liabilities	5,414,831	3,239,483
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	41	41
Additional paid-in capital	467,948	440,713
Treasury stock	(77,133)	(67,262)
Accumulated other comprehensive income (loss)	(61,919)	(93,116)
Retained earnings	1,954,758	1,695,400
Total SYNNEX Corporation stockholders’ equity	2,283,695	1,975,776
Noncontrolling interest	—	22
Total equity	2,283,695	1,975,798
Total liabilities and equity	$7,698,526	$5,215,281

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2017	November 30, 2016	November 30, 2017	November 30, 2016
Revenue:
Products	$4,781,408	$3,390,665	$15,070,871	$12,490,427
Services	530,469	496,237	1,974,829	1,571,410
Total revenue	5,311,877	3,886,902	17,045,700	14,061,837
Cost of revenue:
Products	(4,525,904)	(3,206,961)	(14,262,094)	(11,815,479)
Services	(324,005)	(301,155)	(1,232,666)	(963,393)
Gross profit	461,968	378,786	1,550,940	1,282,965
Selling, general and administrative expenses	(302,108)	(248,144)	(1,041,975)	(903,369)
Operating income	159,860	130,642	508,965	379,596
Interest expense and finance charges, net	(18,459)	(8,748)	(45,357)	(28,993)
Other income (expense), net	(202)	856	1,123	5,461
Income before income taxes	141,199	122,750	464,731	356,064
Provision for income taxes	(50,126)	(37,440)	(163,558)	(121,059)
Net income	91,073	85,310	301,173	235,005
Net (income) loss attributable to noncontrolling interest	—	8	—	(59)
Net income attributable to SYNNEX Corporation	$91,073	$85,318	$301,173	$234,946
Earnings attributable to SYNNEX Corporation per common share:
Basic	$2.28	$2.14	$7.54	$5.91
Diluted	$2.26	$2.13	$7.51	$5.88
Weighted-average common shares outstanding:
Basic	39,635	39,431	39,556	39,321
Diluted	39,867	39,647	39,758	39,530
Cash dividends declared per share	$0.30	$0.25	$1.05	$0.85

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2017	November 30, 2016	November 30, 2017	November 30, 2016
Revenue:
Technology Solutions	$4,781,491	$3,390,749	$15,071,185	$12,490,718
Concentrix	534,363	500,404	1,990,180	1,587,736
Inter-segment elimination	(3,977)	(4,251)	(15,665)	(16,617)
Consolidated	$5,311,877	$3,886,902	$17,045,700	$14,061,837

Operating income:
Technology Solutions	$112,226	$92,589	$394,320	$315,485
Concentrix	47,634	38,022	114,623	63,877
Inter-segment elimination	—	31	22	234
Consolidated	$159,860	$130,642	$508,965	$379,596

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)

	Three Months Ended		Fiscal Year Ended
	November 30, 2017	November 30, 2016	November 30, 2017	November 30, 2016
Revenue in Constant Currency
Consolidated
Revenue	$5,311,877	$3,886,902	$17,045,700	$14,061,837
Foreign currency translation	(13,906)		(4,609)
Revenue in constant currency	$5,297,971	$3,886,902	$17,041,091	$14,061,837

Technology Solutions
Segment revenue	$4,781,491	$3,390,749	$15,071,185	$12,490,718
Foreign currency translation	(8,893)		(6,588)
Revenue in constant currency	$4,772,598	$3,390,749	$15,064,597	$12,490,718

Concentrix
Segment revenue	$534,363	$500,404	$1,990,180	$1,587,736
Foreign currency translation	(5,013)		1,979
Revenue in constant currency	$529,350	$500,404	$1,992,159	$1,587,736

	Three Months Ended		Fiscal Year Ended
	November 30, 2017	November 30, 2016	November 30, 2017	November 30, 2016
Selling, general and administrative expenses
Consolidated
GAAP selling, general and administrative expenses	$302,108	$248,144	$1,041,975	$903,369
Acquisition-related and integration expenses	3,144	6,465	4,781	10,393
Restructuring costs	—	—	—	4,255
Amortization of intangibles	29,516	18,504	77,500	54,250
Adjusted selling, general and administrative expenses	$269,448	$223,175	$959,694	$834,471

Technology Solutions
GAAP selling, general and administrative expenses	$143,356	$91,200	$414,763	$359,754
Acquisition-related and integration expenses	3,019	—	3,724	—
Amortization of intangibles	12,968	670	14,929	2,657
Adjusted selling, general and administrative expenses	$127,369	$90,530	$396,110	$357,097

Concentrix
GAAP selling, general and administrative expenses	$160,398	$159,007	$634,530	$551,570
Acquisition-related and integration expenses	125	6,465	1,057	10,393
Restructuring costs	—	—	—	4,255
Amortization of intangibles	16,548	17,834	62,571	51,593
Adjusted selling, general and administrative expenses	$143,725	$134,708	$570,902	$485,329

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)
(continued)

	Three Months Ended		Fiscal Year Ended
	November 30, 2017	November 30, 2016	November 30, 2017	November 30, 2016
Operating income and Operating margin
Consolidated
Revenue	$5,311,877	$3,886,902	$17,045,700	$14,061,837

GAAP operating income	$159,860	$130,642	$508,965	$379,596
Acquisition-related and integration expenses	3,144	6,465	4,781	10,393
Restructuring costs	—	—	—	4,255
Amortization of intangibles	29,937	18,981	79,181	55,490
Non-GAAP operating income	$192,941	$156,088	$592,927	$449,734
Depreciation	21,647	19,254	80,705	65,803
Adjusted EBITDA	$214,588	$175,342	$673,632	$515,537

GAAP operating margin	3.01%	3.36%	2.99%	2.70%
Non-GAAP operating margin	3.63%	4.02%	3.48%	3.20%

Technology Solutions
Segment revenue	$4,781,491	$3,390,749	$15,071,185	$12,490,718

GAAP operating income	$112,226	$92,589	$394,320	$315,485
Acquisition-related and integration expenses	3,019	—	3,724	—
Amortization of intangibles	12,968	670	14,929	2,657
Non-GAAP operating income	$128,213	$93,259	$412,973	$318,142
Depreciation	4,703	3,489	15,111	13,935
Adjusted EBITDA	$132,916	$96,748	$428,084	$332,077

GAAP operating margin	2.35%	2.73%	2.62%	2.53%
Non-GAAP operating margin	2.68%	2.75%	2.74%	2.55%

Concentrix
Segment revenue	$534,363	$500,404	$1,990,180	$1,587,736

GAAP operating income	$47,634	$38,022	$114,623	$63,877
Acquisition-related and integration expenses	125	6,465	1,057	10,393
Restructuring costs	—	—	—	4,255
Amortization of intangibles	16,969	18,311	64,252	52,833
Non-GAAP operating income	$64,728	$62,798	$179,932	$131,358
Depreciation	16,944	15,796	65,617	52,102
Adjusted EBITDA	$81,672	$78,594	$245,549	$183,460

GAAP operating margin	8.91%	7.60%	5.76%	4.02%
Non-GAAP operating margin	12.11%	12.55%	9.04%	8.27%

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)
(continued)

	Three Months Ended		Fiscal Year Ended
	November 30, 2017	November 30, 2016	November 30, 2017	November 30, 2016
Net income
Net income attributable to SYNNEX Corporation	$91,073	$85,318	$301,173	$234,946
Acquisition-related and integration expenses	3,144	6,465	4,781	10,393
Restructuring costs	—	—	—	4,255
Amortization of intangibles	29,937	18,981	79,181	55,490
Income taxes related to the above(1)	(11,711)	(7,829)	(29,550)	(23,846)
Non-GAAP net income attributable to SYNNEX Corporation	$112,443	$102,935	$355,585	$281,238

Diluted earnings per common share ("EPS")(2)
Net income attributable to SYNNEX Corporation	$91,073	$85,318	$301,173	$234,946
Less: net income allocated to participating securities	(836)	(834)	(2,778)	(2,408)
Net income attributable to SYNNEX Corporation common stockholders	90,237	84,484	298,395	232,538
Acquisition-related and integration expenses attributable to SYNNEX Corporation common stockholders	3,115	6,405	4,737	10,297
Restructuring costs attributable to SYNNEX Corporation common stockholders	—	—	—	4,217
Amortization of intangibles attributable to SYNNEX Corporation common stockholders	29,661	18,787	78,448	54,891
Income taxes related to the above attributable to SYNNEX Corporation common stockholders(1)	(11,603)	(7,749)	(29,277)	(23,590)
Non-GAAP net income attributable to SYNNEX Corporation common stockholders	$111,410	$101,927	$352,303	$278,353

Weighted-average number of common shares - diluted:	39,867	39,647	39,758	39,530

Diluted EPS(2)	$2.26	$2.13	$7.51	$5.88
Acquisition-related and integration expenses	0.08	0.16	0.12	0.26
Restructuring costs	—	—	—	0.11
Amortization of intangibles	0.74	0.47	1.97	1.39
Income taxes related to the above(1)	(0.29)	(0.20)	(0.74)	(0.60)
Non-GAAP Diluted EPS(3)	$2.79	$2.57	$8.86	$7.04

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(amounts in millions, except for per share amounts)
(continued)

	Forecast
	Three Months Ending February 28, 2018
	Low	High
Net income
Net income attributable to SYNNEX Corporation	$64.0	$67.8
Amortization of intangibles	27.7	27.7
Income taxes related to the above(1)	(8.5)	(8.5)
Non-GAAP net income attributable to SYNNEX Corporation	$83.2	$87.0

Diluted EPS(2)	$1.58	$1.68
Amortization of intangibles	0.69	0.69
Income taxes related to the above(1)	(0.21)	(0.21)
Non-GAAP Diluted EPS(3)	$2.06	$2.15
(1) The tax effect of the non-GAAP adjustments was calculated using the effective year-to-date tax rate during the respective periods.
(2) Diluted EPS for all periods presented is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities.  For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 0.9% of the Net income attributable to SYNNEX Corporation for both the three months and the year ended November 30, 2017, and approximately 1.0% for both the three months and the year ended November 30, 2016. Net income allocated to participating securities is approximately 0.9% of the Net income attributable to SYNNEX Corporation for the three months ending February 28, 2018.
(3) The sum of the components of Non-GAAP Diluted EPS may not agree to totals, as presented, due to rounding.

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)

Return on Invested Capital ("ROIC")

	November 30, 2017	November 30, 2016
ROIC
Operating income (Trailing fiscal four quarters)	$508,965	$379,596
Income taxes on operating income(1)	(179,105)	(129,042)
Operating income after taxes	329,860	250,554

Total borrowings, excluding book overdraft (last five quarters average)	$1,208,330	$780,972
Total equity (last five quarters average)	2,126,159	1,879,777
Less: U.S. cash and cash equivalents (last five quarters average)	(132,881)	(229,940)
Total invested capital	3,201,608	2,430,809

ROIC	10.3%	10.3%

Adjusted ROIC
Non-GAAP operating income (Trailing fiscal four quarters)	$592,927	$449,734
Income taxes on Non-GAAP operating income(1)	(208,652)	(152,846)
Non-GAAP operating income after taxes	384,275	296,888

Total invested capital	$3,201,608	$2,430,809
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	208,615	158,550
Total Non-GAAP invested capital	3,410,223	2,589,358

Adjusted ROIC	11.3%	11.5%
(1) Income taxes on GAAP and non-GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods.

Debt to Capitalization

		November 30, 2017	November 30, 2016
Total borrowings, excluding book overdraft	(a)	$1,937,253	$960,602
Total equity	(b)	2,283,695	1,975,798
Debt to capitalization	(a)/((a)+(b))	45.9%	32.7%

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)
(continued)

Cash Conversion Cycle

		Three Months Ended
		November 30, 2017	November 30, 2016
Days sales outstanding
Revenue (products and services)	(a)	$5,311,877	$3,886,902
Accounts receivable, including receivable from related parties	(b)	2,846,448	1,756,596
Days sales outstanding	(c) = (b)/((a)/the number of days during the period)	49	41

Days inventory outstanding
Cost of revenue (products and services)	(d)	$4,849,909	$3,508,116
Inventories	(e)	2,162,626	1,741,734
Days inventory outstanding	(f) = (e)/((d)/the number of days during the period)	41	45

Days payable outstanding
Cost of revenue (products and services)	(g)	$4,849,909	$3,508,116
Accounts payable, including payable to related parties	(h)	2,643,608	1,713,834
Days payable outstanding	(i) = (h)/((g)/the number of days during the period)	50	44

Cash conversion cycle	(j) = (c)+(f)-(i)	40	42